UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2011

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by C.H. Robinson Worldwide, Inc. (the “Company”) on May 12, 2011 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s 2011 Annual Meeting of Shareholders held on May 12, 2011 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers. No other change has been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, at the Annual Meeting a non-binding advisory vote was taken with respect to the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay”). The Company’s shareholders cast the highest number of votes in favor of holding future Say-on-Pay votes on an annual frequency.

On August 11, 2011, having considered numerous factors, including the results of the shareholder advisory vote, the Board of Directors determined that the Company will hold future Say-on-Pay votes on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell Vice President, General Counsel and Secretary

Date: August 17, 2011